UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2017

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2017, MidWestOne Financial Group, Inc. (the “Company”) and Mitch Cook, a Senior Regional President for the Minnesota and Wisconsin markets of the Company, entered into an employment agreement, the form of which is substantially similar to the employment agreements entered into with other executive officers of the Company. The employment agreement provides for an annual base salary of $210,000, annual incentive award opportunities and an opportunity for Mr. Cook to participate in other employee and fringe benefits on the same basis as generally available for other similarly situated employees.
The foregoing description of the employment agreement between the Company and Mr. Cook is qualified in its entirety by the text of the employment agreement, attached hereto as Exhibit 10.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
10.1    Employment Agreement between MidWestOne Financial Group, Inc. and Mitch Cook, dated May 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	May 15, 2017	By:	/s/ CHARLES N. FUNK
Charles N. Funk
President and Chief Executive Officer